Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Current Report on Form 8-K/A of Hillenbrand, Inc. of our report dated November 2, 2011, on our audit of the consolidated financial statements of Rotex Global, LLC as of and for the year ending December 31, 2010.

/s/ BKD, LLP

Cincinnati, Ohio

November 11, 2011